SECURITIES AND EXCHANGE COMMISSION
Washington,  D. C.   20549

FORM 8-K

CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934


DATE OF REPORT -  OCTOBER 12, 1995

NIAGARA MOHAWK POWER CORPORATION
--------------------------------
(Exact name of registrant as specified in its charter)

State of New York                             15-0265555
-----------------                             ----------
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)                Identification No.)

Commission file Number 1-2987

300 Erie Boulevard West                       Syracuse, New York  13202
(Address of principal executive offices)                  (zip code)

(315)  474-1511
Registrant's telephone number, including area code

ITEM 5. OTHER EVENTS.

      Earlier this year, the Public Service Commission of New York State (PSC) in making a decision regarding the Company's 1995 rates, directed the parties to the proceeding to address several key issues in considering any long-range rate plan proposals.
These were to include improving the Company's competitive position, without anti-competitive effects, by addressing uneconomic utility generation and the high price of many unregulated generators (UGs) contracts; considering elimination of the fuel adjustment clause and certain other billing mechanisms; addressing property tax issues with local authorities; improving operational efficiency; and identifying governmental mandates that are no longer warranted in a competitive environment without a deterioration in providing safe and adequate service to customers. The PSC advised that any multi-year plan should help insure that the Company maintains an investment-grade bond rating, guarantee service quality is maintained in light of cost containment efforts, and include protection for low-income customers. Finally, the plan should propose changes in the regulatory approach for the Company which support fair competition in the electric generation market consistent with the PSC's determination in its generic "Competitive Opportunities" case.

      Following the PSC's directives, the parties engaged in a collaborative process in which the Company has made a series of presentations to the parties describing its views of the transition to competition and the options it presents the Company.

      On October 6, 1995, the Company filed a proposal with the PSC which is the culmination of these activities. The proposal provides for a corporate restructuring designed to create an open, competitive electricity market, deregulate electricity generation in the Company's service area, allow all customers, by the year 2000, to choose their electricity supplier and freeze or reduce electricity prices over the next five years. The restructuring would retain the Company's power plants and UG contracts in the generating company, with the remaining business being separated into a holding company with regulated subsidiaries that would transmit and distribute electricity and natural gas and supply energy services to core customers. This holding company would also have unregulated subsidiaries that will engage in marketing, brokering and service activities.

      Key provisions of the proposal, which is offered as an integrated package and not piecemeal, include:

      * CREATION OF A COMPETITIVE WHOLESALE ELECTRICITY MARKET AND DIRECT ACCESS BY RETAIL CUSTOMERS. To give customers their choice of power suppliers and pricing terms, the Company will open its system to competitive power generators beginning in 1997, with full implementation targeted for 2000. The timing of full implementation is dependent upon resolution of technical and administrative issues. The restructuring envisions formation of a competitive wholesale power pool operating at least in the Company's service area under the supervision of the Federal Energy Regulatory Commission (FERC) and is consistent with proposals announced October 5, 1995 by the Energy Association of New York. The Company would give its customers, phased in over the 1997-2000 and beginning with its largest customers, full direct access to alternative suppliers of electricity with the Company delivering that power over its transmission and distribution system.

      * SEPARATION OF THE COMPANY'S POWER GENERATION BUSINESS. The Company proposes that one company would own and operate its power plants, including its nuclear facilities and unregulated generator contracts. A separate entity would own and operate the regulated, customer-focused business of transmitting and distributing electricity and gas within its service area. Both companies would be designed to treat bondholders and other security holders in a fair and equitable fashion. Any release of collateral under the Company's mortgage indenture would involve the substitution of other collateral of equivalent value, including bonds of the Company. The Company believes the New York Power Authority (NYPA) can be helpful in this process, possibly through the purchase or refinancing of the Company's nuclear plants.

            As an interim step, the Company is reorganizing its business units to create a Generation Group, which will include all of its power plants as well as unregulated generator contracts; an Energy Distribution Group, which will include both electricity and natural gas customer service functions; and a separate group for existing and new business ventures.

      * RELIEF FROM OVERPRICED UNREGULATED GENERATOR CONTRACTS THAT WERE MANDATED BY PUBLIC POLICY, ALONG WITH EQUITABLE, SHARED WRITE-DOWNS OF ABOVE-MARKET ASSETS. State and federal policy required the Company to enter into contracts to buy power from more than 150 unregulated generators at above-market prices, even when the power isn't needed. The Company's payments to UGs have increased from less than $200 million in 1990 to more than $1 billion in 1995, and will continue to grow in the future as contract prices increase. To create an open and competitive market and achieve a price freeze, the Company has offered to negotiate new contracts with UGs.

            If negotiations fail, the Company proposes to take possession of these projects and compensate their owners through the Company's power of eminent domain. The Company would then resell the projects, allowing the projects to sell electricity into the competitive pool at market prices. Some of the costs related to the Company and unregulated generators that would be "stranded" or unrecoverable in a competitive market would be written off (further discussed below). Remaining stranded costs would be recovered through a contract with the distribution company which, in turn, would recover these costs through a non-bypassable fee tied to distribution services.

      * A PRICE FREEZE OR CUT FOR ALL THE COMPANY'S ELECTRIC CUSTOMERS. If the proposal is agreed to by all necessary parties, the prices paid by residential and commercial customers could be frozen for five years. Prices for industrial customers, who now subsidize other customers, would be reduced. If the proposal is not approved, the continued growth in payments to unregulated generators and taxes will exceed the Company's internal cost-cutting efforts, resulting in substantial price increases. If substantial progress on the proposal is not made by the end of the year, the Company will be required to seek emergency rate relief no later than early 1996. With the long lead time associated with a traditional rate filing, the Company will file for a conventional price increase in early February 1996, to be effective on January 1, 1997. This filing will preserve the Company's right to traditional cost-based rates in the event that an acceptable restructuring proposal cannot be achieved through negotiation.

      The Company believes these proposals are the best courses for dealing with the problems it is encountering as the energy industry is deregulated. Traditional, cost-based rate making would otherwise require the Company to seek in excess of a 5% increase in electric revenues for 1996, driven largely by increases in UG payments, taxes and lower sales. The Company currently forecasts about a 3.9% decline in public sales from levels assumed in setting 1995 rates. Price increases of this magnitude would further erode the Company's ability to be competitive in open energy markets and continue to apply certain fundamental accounting standards applicable to regulated businesses, as discussed below. If the proposal appears unachievable and other measures fail as well, the Company cannot rule out cessation of common and preferred stock dividends and the ultimate possibility of restructuring under Chapter 11 of the U.S. Bankruptcy Code.

      The price freeze and restructuring of the Company's markets and business envisioned in the proposal are contingent on critical cost reductions, which depend in turn on the willingness of the UGs and the Company to absorb the losses required to make substantial reductions in the Company's embedded cost structure
(i.e., sunk costs of the Company's generation and future obligations for UG contracts). The Company's proposal would reduce its embedded cost structure through substantial write-offs if, and only if, the UGs agree to cost reductions that are proportional to their relative responsibility for strandable costs (i.e., those embedded costs that would not be recovered at competitive market prices). The Company proposes reduction in its fixed costs of service be made by mutual contribution of the Company's shareholders and UGs that are in the same proportion as the contribution of each to the problem of strandable costs, which the Company calculates to be $4 of UG strandable cost for every $1 of Company strandable cost. All remaining strandable costs would be recoverable by the Company and the UGs through surcharges on rates for remaining monopoly (i.e., distribution) services. Recovery of remaining strandable costs by the new owner of the Company's generation facilities would be structured so as not to impede each unit from being an efficient participant in the competitive generation market.

      The Company is pursuing other courses of action to support the objectives of restructuring. Certain UG projects have received very large front-end-loaded payments in order to obtain financing. Those projects are obligated to repay those advance payments after their financing is paid off. The Company seeks to ensure as part of its proposal that its ratepayers are repaid by these projects by requiring them to provide the Company commercially acceptable, firm security for these obligations (estimated to be worth $1.3 billion in today's dollars).

      The Company believes there are other opportunities to reduce the embedded costs of the Company to the benefit of customers. The Company pays twice the national average in taxes. Reduction of the state gross receipts tax, which is a tax on revenues rather than income, would help facilitate a freeze in prices. Other state involvement, such as through NYPA's participation in the refinancing or ownership of the Company's nuclear plants, would also support the objectives of the restructuring proposal.

      The successor to all the Company's assets and businesses other than generation would be an unregulated holding company which would provide fully regulated transmission, distribution and gas services through one subsidiary and through a second subsidiary would provide competitive unregulated services, such as energy marketing and other services. The Company believes the regulated subsidiary would continue to account for its assets and costs, based on ratemaking conventions as approved by the PSC and FERC, in accordance with Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation" (SFAS No. 71.)

      Effective for the year commencing January 1, 1996, this accounting standard, under which the Company reports its financial condition and results of operations, will be amended by Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of" (SFAS
No. 121). While the Company has not completed analyzing all the changes which may be occasioned by SFAS No. 121, these changes more likely than not, may have a significant adverse effect on the Company's financial statements, in particular with regard to the continued recording of regulatory assets on the Company's balance sheet in respect to the Company's electric business. The Company anticipates having electric regulatory assets of $1,302 million and $438 million of electric regulatory liabilities as of January 1, 1996, for a net amount of $864 million that would be at risk if accounting under SFAS No. 71 were to be discontinued for the Company's entire electric business. Of this amount, approximately $300 million relates to the generation business.
No impact on the Company's gas business is anticipated. The essence of the change in accounting standards is that the Company will need to conclude that the regulatory assets in question continue to be probable of recovery. The current accounting standard requires a conclusion only that such assets are not probable of loss. Current conditions in the generation portion of the Company's business, relating to market costs of power, erosion of margins because of inadequate rate relief and the incursion of unregulated generators on the Company's customer base, when taken together with the Company's proposal described above, may call into question the continued recording of such assets and may require material downward adjustments in those accounts. Lack of progress in adopting and implementing the proposal may also raise questions about the continued applicability of SFAS No. 71. Any such adjustments would result in a reduction of retained earnings, whose balance is currently approximately $600 million. Various tests under applicable law and corporate instruments, including with respect to issuance of debt and equity securities, payment of preferred and common dividends and certain types of transfers of assets could be adversely implicated by any such writedowns. The Company cannot currently predict whether or to what extent the new accounting standard will require such adjustments, or the impact on its financial flexibility and operations.

      Standard & Poors (S&P) reacted swiftly to the Company's proposal, lowering its ratings on the Company's senior secured debt to BB from BBB-, senior unsecured debt to B+ from BB+, preferred stock to B from BB+, and commercial paper to B from A-3. All such ratings are "below investment grade." In addition, S&P's ratings of the Company's securities are on "CreditWatch" with negative implications. The downgrade of the Company's security ratings reflects S&P's concern regarding the uncertainty and potential negative impact of the proposal on the Company's "already weak financial profile." S&P believes the Company may need to reduce or eliminate common dividends since discretionary cash flow is currently negative and declining. Further, S&P believes the ultimate possibility of restructuring under Chapter 11 of the U.S. Bankruptcy Code cannot be ruled out, based on the Company's statements in that regard.

      Moody's Investors Service (Moody's) also lowered its ratings of the Company's senior secured debt to Ba1 from Baa3; senior unsecured debt to Ba2 from Ba1; its preferred stock to ba3 from ba1; and its short-term rating for commercial paper to Not Prime from Prime -3. Moody's is also maintaining these ratings under review for possible further downgrade. Moody's believes that the necessity for agreement by third parties significantly diminishes the likelihood that the Company's proposal will survive intact and increases uncertainty about the Company's future over the interim period, as related negotiations proceed. Moody's fears the Company's apparent willingness to consider restructuring under Chapter 11 of the U.S. Bankruptcy Code raises serious doubts as to the Company's financial stability. Moody's continued review will consider responses to the proposal, the likelihood of the proposal being adopted and the effect any interim or final agreement may have on bondholders.

      Fitch Investors Services, Inc. (Fitch) also downgraded the Company's first mortgage bonds and secured pollution control bonds rating from BBB to BB and its preferred stock rating from BBB- to B+ and noted a declining credit trend. Fitch's concerns are similar to those expressed by S&P and Moody's.

      While these rating agencies have cited the increased risk and uncertainty and the potential for bankruptcy as reasons for downgrade, the Company believes these reasons likewise increase the risk to third party unregulated generators and their security ratings. The Company believes its proposal is in the best interests of its customers, bondholders and stockholders. The alternative is to allow the Company's financial and competitive position to continue to erode.

      Other reactions to the Company's proposal have generally been "very favorable" and included praise and skepticism. While industrial customers viewed the plan as progressive, consumer groups feared residential customers would experience higher electric costs. Most constituencies agreed that the proposal is creative and places the Company among the first in the nation to advocate full competition for electric supply.

                                GAS BUSINESS

      AN INNOVATIVE GAS RATE PROPOSAL. The Company also filed a proposal to adopt a "performance-based regulation" mechanism, including a gas cost incentive mechanism for its gas operations. The proposal provides for a complete unbundling of the Company's sales service, allowing customers to choose alternative gas suppliers. Increases for gas distribution services would be subject to a price index through the year 2000. The price index, which is based on inflation associated with gas service-related costs, would be applied to existing 1995 prices after consideration of the service restructuring. A gas cost incentive mechanism is also being proposed, along with discontinuation of the weather normalization clause. Flexibility in pursuing unregulated opportunities related to the gas business is also being sought.
The Company expects to file a formal rate request in early November 1995 for new rates to be effective in the fourth quarter of 1996 as an alternative in the event negotiations on the proposal are not fruitful. The filing would comprise a one-year traditionally-determined rate adjustment, followed by the implementation of the index proposal.

          NIAGARA MOHAWK POWER CORPORATION AND SUBSIDIARY COMPANIES

                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   NIAGARA MOHAWK POWER CORPORATION
                                        (Registrant)



Date:   October 12, 1995        By : /s/ Steven W. Tasker
                                     --------------------
                                     Steven W. Tasker
                                     Vice President-Controller and
                                     Principal Accounting Officer,
                                     in his respective capacities
                                     as such